Guarantee Engagement Contract

(Contract No. 2012 DX053)

(This Is a Selective and Summary Translation for Reference Only)

Engagor:              Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd. (“Party A”)

Legal Representative: WU Zishen

Guarantor:            Inner Mongolia Dingxin Guaranty Co., Ltd. (“Party B”)

Legal Representative: LI Jianhai

Based on the application for guarantee from Party A and the documents attached hereto, Party B agrees to provide guarantee, and the two parties hereto have entered into this contract as follows.

Article 1               Scope and Term of the Guarantee

1.1          Party A has entered into a loan contract (the “Master Contract”) with Shanghai Pudong Development Bank (the “Creditor”) on November 13, 2012 for a loan amount of RMB 35,000,000.00 for one year (the actual amount and term of the loan will be based on the specific loan notes). Party B agrees to provide guarantee for the principal and interest of this amount.

1.2          The term of the guarantee provided by Party B is two years starting from the due date of the master loan specified in the Master Contract.

Article 2               Guarantee Method

Party B will provide joint and several liability guarantee to the Creditor within the scope specified herein. If Party A fails to repay the debt under the Master Contract when due, the Creditor may demand repayment from Party A and may also demand repayment by Party B on behalf of Party A within the scope and term of the guarantee.

Article 3               Loan Guarantee Fund and Payment Method

Creditor entrusted payment method

Article 4               Party A’s Rights and Obligations

4.1          Party A must pay in full the following fees prior to the execution of the “Guarantee Contract” by the Creditor and Party B.

Guarantee Fee

Party A must pay a guarantee fee to Party B based on the amount and term under the guarantee, and the annual rate of such guarantee fee is 2% of the amount guaranteed.

The term of the guarantee is One year.

The total amount of the guarantee fee is RMB 700,000.00, payable in one sum.

The account holding bank: CITIC, Hohhot Branch

Account Name: Inner Mongolia Dingxin Guaranty Co., Ltd.

Account Number: 7271 4101 8260060 185

4.2          Party A must provide the Master Contract, after it is executed, to Party B for review and provide one copy for Party B to keep within 3 days after the completion of loan procedures.

4.3          After satisfying the preconditions for this guarantee, including providing authentic and complete documents, paying all the relevant fees and completing registration, Party A has the right to demand that Party B execute the guarantee contract within a reasonable time.

4.4          Party A must provide periodically or from time to time at Party B’s request financial reports and documents on situation of its operation, debts and credits, use of the loan, project status and any major litigation, and promise that such reports and documents are true, valid and effective.

4.5          The use of the loan by Party A must be in compliance with the provisions specified in the Master Contract. Party A must set up a special account for the loan fund and conduct verification, and strictly use the loan for the purpose approved.

4.6          If Party A needs to change its name, scope of business, registered capital, address or legal representative, engage in lease, sale, transfer of all or major portion of its assets, take on new debt or make other major decisions that may affect the Guarantor’s interest, Party A must obtain Party B’s prior written approval.

4.7          During the effective term of this contract, if Party A engages in subcontracting, leasing, joint operation, restructuring, M&A, joint venture, spin-off, filing for bankruptcy or reorganization, or change its operation method or structure, Party A must notify Party B 30 days in advance and obtain Party B’s approval. And Party B has the right to be involved in the liquidation capital verification and the preparation of relevant legal contracts or agreements.

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4.8          Prior to providing to Party B adequate pledge, mortgage, pledge, joint guarantee as counter guarantee, Party A must not make any external investment, provide guarantee to a third party or engage in any activity that may affect Party B’s interest.

4.9          Party A must perform its loan repayment obligations under the Master Contract. If Party A fails to do so, Party B will consider the debt to be bad debt and provide guarantee 2 month after its due date; Party B has the right to make early preparation for any legal proceedings and Party A has the obligation to provide assistance.

4.10        Party A must be responsible for all the fees payable under this contract, including but not limited to certification fees, appraisal fees, assessment fees, insurance and registration fees.

4.11        Party A’s other obligations (not specified).

Article 5               Party B’s Rights and Obligations

5.1          Party B has the right to review the use of each amount of the loan under the Master Contract (including but not limited to the loan approval document, loan use contract and other documents). Party B will issue “Loan Release Notice” and “Loan Use Approval Form” to the Creditor after such review; only then can the Creditor pay the loan amount to Party A.

5.2          Party B has the right to conduct inspection and monitoring periodically or at any time.

5.3          After Party B performs its guarantee obligations and repay the debt on Party A’s behalf (i.e., Party B becomes the creditor), Party B has the right to demand that Party A pay back all the amount Party B has advanced along with interest, other fees and any losses. Party B has the right, to the extent of the funds advanced, to take over all the items/properties established as security for the debt.

5.4          Party B will maintain confidential all the information and documents regarding debts, assets, production and operation provided by Party A, except under circumstances provided herein or by law.

Article 6               Counter Guarantee

6.1          Party A will provide counter-guarantee for all of Party A’s obligations and responsibilities hereunder in the following manners:

Mortgage: Party A provides third party land use right (certificate No. (2004)-009) to a piece of property of 134,000m2, certificate of ownership of a housing property of 3,461.56 m2 (property certificate No. J803121), and two personal housing apartments of 169.43 m2 (ownership certificate No’s are H019723 and H(?) [not legible]).

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Pledge: Party A provide inventory with a value of RMB 30,000,000.00 as pledge.

Guarantee: Party A’s legal representative WU Zishen assumes joint and several liability.

Other: Entrusted payment method is adopted.

6.2          A “Counter-Guarantee Contract” regarding the above will be executed separately and will be the component part of this contract. If there is any inconsistency between the provisions herein and those in the “Counter-Guarantee Contract,’ the latter shall prevail.

Article 7               Representations and Warranties

7.1          Party A is a duly incorporated and existing independent civil entity and has all the power and authority to assume the obligations hereunder and civil liability in its own name.

7.2          The execution and performance of this contract is the true expression of its intent and has all the necessary consent, approval and authorization without any legal defects.

7.3          All the documents, material and information provided in the course of execution and performance of this contract are true, accurate, complete and valid.

Article 8               Breach and Handling of Breach

8.1          The occurrence of any of the following constitutes a breach:

(1)	Party A fails to repay the loan principal and pay interest in accordance with the Master Contract;

(2)	Party A fails to use the loan for the purposes specified in the Master Contract and has used it for other purposes;

(3)	There is breach on the part of Party A under other contracts, or there is breach on the part of the pledgor, mortgagor or guarantor under the counter-guarantee contract, thus affecting Party A’s ability to perform its obligations hereunder;

(4)	Party A, or the guarantor, experiences material deterioration of its asset or property situation;

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(5)	Drop in the value, damage, disappearance or freeze/seizure of the pledged or mortgaged items or property, and Party A fails to provide additional counter guarantee;

(6)	Violation by Party A of other provisions under the Master Contract and hereunder.

8.2          Upon the occurrence of the above events of breach, Party B has the right to take the following measures, either separately or at the same time:

(1)	Demand that Party A rectify the breach situation;

(2)	Demand that Party A provide additional pledge or mortgage or guarantee as counter-guarantee measures;

(3)	Request that the Creditor suspend the release of any loan amount or recall such amount ahead of schedule, immediately exercise its counter-guarantee right, dispose of pledged/mortgaged assets, or demand that the joint and several liability guarantor repay the loan;

(4)	Demand that Party A pay back the following:

a.	Default penalty equaling 20% of the amount under the guarantee;

b.	Fund advanced by Party B;

c.	Interest on the fund advanced at the rate based on the bank’s benchmark rate for loans of the same term;

d.	Advanced fund use fee [calculation method is not translated];

Party B has the right to deduct the amounts mentioned above directly from the risk security provided by Party A; and if such security is insufficient, Party A must pay back the difference.

Article 9               Upon any of the following, Party B will not be responsible for guarantee:

9.1          The Creditor allows Party A to transfer debt without Party B’s written consent;

9.2          The Creditor reaches agreement with Party A to amend the Master Contract without Party B’s written consent;

9.3          The Creditor allows Party A to extend the Master Contract without Party B’s written consent;

9.4          The Creditor allows Party A to take on new debt to repay the old one without Party B’s written consent;

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9.5          The Creditor fails to notify Party B in writing within 30 days after the loan is due;

9.6          There is fraud committed to trigger guarantee.

Article 10             Resolution of Dispute

The disputes arising from this contract will be submitted to the competent court at Party B’s location for resolution. In the meantime, other provisions not in dispute must continue to be performed.

Article 11             Other Matters

11.1        Neither party will be absolved of its obligations and responsibilities hereunder by any order from the superior organization of that party, change of its status or financial condition or the invalidity of any contract, agreement or document to which it is a party; nor will it be absolved of its obligations and responsibilities hereunder by any merger or spin-off, or change of its legal representative or agent. If either party undertakes merger or spin-off, the surviving entity of such party will assume its obligations and responsibilities hereunder.

11.2        Other matters not covered herein must be handled in accordance with the relevant law and regulations of the State. If no such law or regulations, they may be provided in written supplemental agreement, which will have the same legal effect.

11.3        Any notice or request sent by one party to the other in connection with this contract must be sent in writing according to the contact information listed on the first page. If there is change in such information on one party, such party must notify the other party of the change within 3 business days.

11.4        This contract will become effective after the official issuance by Party B of the “Guarantee Contract” and will automatically be invalidated upon the completion of the obligations by Party A under the Master Contract or upon the repayment in full of the loan amount and interest, penalty interest paid by Party B on Party A’s behalf and other fees incurred in the realization of the creditor right.

11.5        This contract has six counterparts, with one to each party and the remaining 4 to the relevant departments.

11.6        Other provisions

        (None specified)

(Below is intentionally left blank)

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Engagor (seal):	/seal/ Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd
Legal Representative:	/s/ WU Zishen

Guarantor (seal):	/seal/ Inner Mongolia Dingxin Guaranty Co., Ltd.
Legal Representative:	/s/ LI Jianhai

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